Exhibit 99.1

As this is a legal document, OfficeMax Incorporated (“the Company”) hereby advises Executive in writing to consult with an attorney prior to executing this Waiver of Claims and General Release (or the “Agreement”).

In consideration of the Benefits set forth in this Agreement and accompanying letter dated December 2, 2011 entitled “Impact of Termination on Compensation and Benefits,” (incorporated herein as if set out in full) and for other good and valuable consideration, the undersigned Executive agrees as follows:

1. Benefits

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Severance Pay. The Company will pay Executive severance pay or an amount equal to severance pay for a period of twelve (12) months in bi-weekly payments with pay based upon Executive’s current base salary. Payments will be made on regular paydays in effect at the time of the execution of this Agreement. Payments will be subject to applicable payroll deductions and withholding.

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Bonus. Executive will receive any amounts due pursuant to the Company’s Long Term Incentive and Short Term Incentive Programs, subject to the terms of those programs and any agreements of Executive pursuant to those programs.

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Healthcare Coverage. Provided Executive is currently enrolled and makes a timely election under COBRA, Executive will be eligible to receive continued health/dental/vision coverage at the associate rate for the twelve-month period. The Company may be obligated under IRC 105(h) to impute income to Executive for some portion of the twelve-month period during which he is a participant.

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Payments End Upon Rehire or if Executive Violates Any Obligation in Section 4. If during the period that Benefits under this Section are to be provided (a) Executive is rehired by the Company or any of its subsidiaries or affiliates or (b) Executive violates any of Executive’s obligations in Section 4, Benefits under this Agreement will end immediately.

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Outplacement. The Company agrees to provide outplacement counseling at a cost of up to $25,000.00, to be paid directly by the Company to the outplacement provider upon delivery of appropriate documentation from the outplacement provider, which shall be pre-approved by the Company.

2. Waiver of Claims and General Release

a. Executive, on behalf of him/herself, and Executive’s spouse, heirs, executors, administrators, children, and assigns, does hereby release and discharge the Company and its parents, subsidiaries, affiliates, related organizations and employee benefit plans, and all of their respective officers, trustees, directors, Associates, agents and shareholders (in their official and personal capacities), and all of their successors and assigns from and for all suits, causes of action, claims and demands, whether known or unknown, that Executive has or may have as of the date that Executive executes this Waiver of Claims and General Release, including without limitation, those arising out of, or in any way related to Executive’s employment with and termination of employment from the Company. This Waiver of Claims and General Release includes but is not limited to all claims in common law, contract and tort, including but not limited to claims for wrongful or retaliatory discharge, breach of express or implied contract, defamation or intentional infliction of emotional distress, and any claims under any federal, state and local statute, ordinance and regulation, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1871, The Worker Adjustment and Retraining Notification Act of 1988, the National Labor Relations Act, the Age Discrimination in Employment Act (the “ADEA”), the Americans with Disabilities Act, the Family and Medical Leave Act, the Employees Retirement Income Security Act, the Equal Pay Act, the Genetic Information Nondisclosure Act, and state or local employment discrimination and wage payment laws, including but not limited to:

(i) the New Jersey Conscientious Employee Protection Act (CEPA);

(ii) the Virgin Islands Wrongful Discharge Act; and,

(iii) the Minnesota Human Rights Act (“MHRA”).

This Waiver of Claims and General Release (1) does not prevent or prohibit Executive from filing a charge or complaint with any state or federal agency or to cooperate or participate in any such matter even though Executive has waived and released all claims for any personal recovery and (2) does not include the release of (i) any vested retirement and profit sharing benefits for which Executive is eligible in accordance with the express and written terms of the respective employee benefit plans, (ii) rights accruing to Executive solely under this Agreement and (iii) claims that cannot be released as a matter of law.

Executive represents and warrants that, as of the time of execution of this Agreement, Executive has neither filed nor assigned any claims, causes of action, suits, debts or demands whatsoever, in law or equity, against any party released above.

b. If a court of competent jurisdiction determines that Executive brings a claim waived under Section 2.a., the Company shall be relieved of all obligations under this Agreement and Executive shall pay the Company the costs and expenses incurred by the releasee to defend such claim, in addition to any other damages or relief a court may award; provided, however, that this Section 2.b. shall not apply to claims under the ADEA or MHRA or actions challenging the validity of the release of claims under the ADEA or MHRA; provided, further, that nothing in this agreement is intended or should be construed to mean that the release of claims under the ADEA or MHRA is unenforceable, it being the parties’ intent that all such claims are being released. The Company may suspend performance of any and all obligations under this Agreement upon providing notice to Executive of its determination that Executive has violated this Section 2.b.

c. The Company does not admit, and to the contrary, expressly denies, that it engaged in any unlawful or wrongful conduct with respect to Executive’s employment or otherwise.

d. Executive expressly waives the provisions of Section 1542 of the California Civil Code, and understands that California Civil Code Section 1542 provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the, time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

3. Period to Consider Agreement and Revocation Period

Executive hereby acknowledges that s/he has been given at least forty-five (45) calendar days to consider this Waiver of Claims and General Release and if Executive decides to accept its terms, s/he understands and agrees that s/he must return one (1) executed copy to the Company (to the person identified below in this Section 3) on or prior to the end of such forty-five (45) day period.

Executive has the right to revoke this Waiver of Claims and General Release within fifteen (15) calendar days after execution. Executive understands that s/he will not receive the Benefits described in Section 1 if s/he revokes. This Agreement shall not become effective until the revocation period has expired without an effective revocation.

Notice of revocation must be timely given in writing and received by the Company via personal delivery, overnight courier or U .S. Mail, postage prepaid, to:

Jeff Johnson

OfficeMax Incorporated

263 Shuman Blvd.

Naperville, IL 60563

4. Post Employment Obligations

a. Executive understands and agrees that s/he is required to return all property, records and information of the Company, including any copies, to his/her manager on or before Executive’s termination date.

b. Executive specifically agrees to forever preserve the confidentiality of all confidential and proprietary information of the Company and not to disparage the Company in any way, provided, however, the foregoing in no way limits the Executive in providing sworn statements in any legal proceedings or pursuing legal rights or otherwise communicating with governmental agencies pursuant to legislation or regulations requiring or permitting such communications.

c. During the period Benefits are to be provided under Section 1 of this Agreement, Executive will not directly or indirectly, in a role having any responsibility similar to the Core Responsibilities which Executive had with the Company, be employed by, provide services for or on behalf of, or consult with (1) Staples, Office Depot, W.B. Mason, FedEx/Kinko’s, Best Buy, United Stationers, S.P. Richards, Radio Shack or Amazon, (2) any supplier from which the Company purchased or obtained, whether directly or indirectly, office supplies, office furniture, technology-related products or computer consumables, print and document services, or related office products and services from which OfficeMax made in excess of $25 million in net purchases during the last twelve (12) months of Executive’s employment with the Company or (3) any business or person for whom greater than 35% of its revenues in any country in which OfficeMax operates are comprised of the direct sale or distribution, whether wholesale or retail, of office supplies, janitorial/sanitation products for use in an office environment, office furniture, technology-related office products and/or computer consumables, managed print services, print and document services, and related office products or services. Based on Executive’s prior responsibilities for OfficeMax, the terms and conditions of this Section 4.c. shall apply in North America, Taiwan, China, Australia and New Zealand. For purposes of this Section 4(c), Executive’s “Core Responsibilities” includes: managing the merchandising team which included responsibility for the selection of products for retail stores and assortment selection for business to business sales, full planning of sell-through for the retail business, and responsibility for the overall retail profit and loss statement; managing the marketing team which included responsibility for marketing of OfficeMax retail stores and business to business sales and overall management of the OfficeMax brand worldwide, including all owned marks and sub-brands; managing the global sourcing team responsible for sourcing products for OfficeMax and its subsidiaries and affiliates globally; and, managing e-commerce.

d. During the period Benefits are to be provided under Section 1 of this Agreement, Executive will not directly or indirectly, on behalf of, or in conjunction with, any other person, company, partnership, firm, corporation, or entity solicit or attempt to solicit, for the purpose of selling or distributing products or services competitive with those sold or distributed by the Company, any business-to-business customer of the Company, not already a business to business customer of Executive’s new employer at the time of the solicitation, on or about which Executive or a subordinate of Executive called or acquired special knowledge in the last twelve (12) months of Executive’s employment with the Company. This Section 4.d. shall not apply to marketing or advertising efforts directed to the existing business to business customers of Executive’s new employer or the public at-large.

e. During the period Benefits are to be provided under Section 1 of this Agreement, Executive will not solicit, induce or attempt to induce any then-current associate of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any associate thereof without the prior express written consent of the Company.

f. If a court of competent jurisdiction determines that Executive has failed to comply with any portion of Sections 4.a., 4.b., 4.c., 4.d., or 4.e., the Company shall be relieved of all obligations under the Agreement and Executive shall pay the Company for its expenses and costs in connection with establishing such a failure, in addition to such other damages and injunctive relief a court may award. The Company may suspend performance of any and all obligations under this Agreement upon providing notice to Executive of its determination that Executive has failed to comply with any portion of Sections 4.a., 4.b., 4.c., 4.d., or 4.e.

g. The validity or unenforceability of any provision of this Section 4 shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In addition, if any one or more of the terms contained in Sections 4.a., 4.b., 4.c., 4.d., or 4.e. shall for any reason be held by a court of competent jurisdiction to be excessively broad or unreasonable with regard to duration, scope, area, or other respect, the term(s) shall be construed in a manner to enable it to be enforced to the maximum extent permitted by applicable law, and any such court shall have the power to modify such term(s). The parties agree that a court will have the authority to “blue pencil” the covenants contained in Section 4 to modify or eliminate an unreasonable provisions of the Agreement.

h. Executive understands and agrees that the Benefits provided under Section 1 are conditioned upon his full cooperation with requests of OfficeMax’s attorneys in connection with legal matters affecting the Company.

i. No portion of this Section 4 shall in any way restrict or limit or affect the validity or enforceability of any other agreement between Executive and OfficeMax relating to cooperation, confidentiality, non-competition, non-solicitation of customers, or non-solicitation of associates, to the extent that such other agreements are more protective of the Company’s interests.

j. It is the intention of both the Company and the Executive that the income and payments to which the Executive is entitled pursuant to this Agreement (the “Payments”) will not be subject to the additional tax and interest under Code Section 409A (the “Section 409A Tax”). If any compensation or benefits provided by this Agreement result in the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall modify this Agreement in the least restrictive manner necessary in order to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and, in each case, without any material diminution in the value of the payments or benefits to Employee. The provisions of this Agreement shall be interpreted and construed in a manner in favor of complying with any applicable requirements of Code Section 409A to avoid the Section 409A Tax. If the Executive or the Company believes, at any time, that any such Payment is subject to the Section 409A Tax, it shall advise the other and the Company and Executive shall reasonably cooperate in good faith to take such steps as necessary, including amending (and, as required, consenting to the amendment of) the terms of any plan or program under which the Payments are to be made, including this Agreement, to avoid the imposition of a Section 409A tax, in each case, without any material diminution in the value of the payments or benefits to Employee. Notwithstanding the foregoing, in no case shall the Company have any obligation to make any gross-up or any other “make whole” type of payment for any reason, including but not limited to the application of Section 409A.

k. Other than as stated in this Agreement, this Agreement contains the entire understanding between Executive and the Company regarding the subject matters set forth herein, and supersedes any and all other prior agreements, understandings, discussions, and negotiations, whether written or oral, between Executive and the Company. This Agreement cannot be changed except in a writing signed by Executive and the Company. Executive acknowledges that no representative of the Company has made any representation or promise to you other than as set forth herein.

5. Miscellaneous

Executive further acknowledges and agrees that:

a. S/he has read and understands the terms of this Waiver of Claims and General Release and knowingly and voluntarily enters into this Agreement;

b. The benefits provided to Executive under this Agreement are greater than the benefits that s/he would otherwise have been legally entitled to receive;

c. Executive understands and agrees that if any phrase, sentence or paragraph of this Agreement shall to any extent be held invalid, then the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected hereby, and all other phrases, sentences and paragraphs of this instrument shall be valid and enforced to the fullest extent permitted by law;

d. This Agreement describes all benefits to which Executive is entitled in connection with his/her termination of employment;

e. Executive resigns effective December 2, 2011, any and all offices, directorships, and/or committee memberships held within the Company and/or with any other entity as a result of Executive’s employment with the Company; and,

f. Executive has no knowledge of any alleged or perceived violation by the Company, its agents, or its associates of the Company’s Code of Business Conduct and Ethics or any applicable legal requirement.

g. The Company has no knowledge of any alleged or perceived violation by Executive, the Company’s Code of Business Conduct and Ethics or any applicable legal requirement.

6. Governing Law.

For enforcement purposes, this Agreement shall be governed and construed according to the laws of the state of Delaware, without giving effect to any conflict of laws provisions.

AGREED:

/s/ Ryan Vero

Ryan Vero		Date:	December 18, 2011

OFFICEMAX

By:	/s/ Matt Broad	Date:	December 19, 2011

Its:	EVP and General Counsel